EXHIBIT 99.1

FOR IMMEDIATE RELEASE
CONTACT:    Heather Bockstruck, 312.565.5282
hbockstruck@fhlbc.com

FHLBank Chicago Announces 2025 Financial Highlights

Chicago – February 10, 2026 – The Federal Home Loan Bank of Chicago (FHLBank Chicago) today announced its preliminary and unaudited financial results for 2025.

“Our preliminary 2025 results underscore another strong year for FHLBank Chicago, reflecting the strength of our cooperative model and the trust our members place in us,” said Michael Ericson, President and Chief Executive Officer of FHLBank Chicago. “In 2025, we delivered solid financial performance, expanded access to liquidity, and saw continued growth in our Mortgage Partnership Finance® (MPF®) Program, all while deepening our investments in affordable housing and community development across Illinois and Wisconsin. These results reinforce our commitment to providing reliable funding, strategic value, and meaningful impact for our members and the communities they serve.”

2025 Financial Highlights
•Net income increased to $654 million, compared to $620 million for 2024. The increase was primarily driven by lower noninterest expense, reflecting changes in the timing, availability, and member utilization of our community investment programs in 2025 compared to 2024.
•Total assets rose to $141.2 billion, up from $129.1 billion at year-end 2024. The growth was mainly due to increased volume in advances and investment debt securities.
•Advances outstanding increased to $61.1 billion, compared to $55.8 billion at year-end 2024, driven by increased borrowings from insurance company and depository members.
•Mortgage loans held for portfolio through the MPF Program increased to $14.7 billion, compared to $13.3 billion at year-end 2024, as new acquisition volume outpaced paydown activity.

Housing and Community Development
•Statutory Affordable Housing Program (AHP) Assessments: FHLBank Chicago commits 10% of its income before assessments to support the affordable housing and community development needs of communities served by its members as required by regulation. As of December 31, 2025, FHLBank Chicago accrued $73 million to its AHP pool of funds.
•Voluntary Housing and Community Development Contributions: In addition to its statutory AHP assessments, the Board of Directors may elect to make voluntary contributions to the AHP or other housing and community investment activities to increase funding available to members. For the year ended December 31, 2025, FHLBank Chicago contributed $27 million toward affordable housing and community investment grants and $33 million in subsidies supporting its Community Advances and other loans.

For more financial details, please refer to the Condensed Statements of Income and Statements of Condition below. The Form 10-K for the year ending December 31, 2025, is expected to be filed with the Securities and Exchange Commission (SEC) next month.

EXHIBIT 99.1

Condensed Statements of Condition
(Dollars in millions)
(Preliminary and Unaudited)
	December 31, 2025	December 31, 2024	Change
Cash and due from banks, interest-bearing deposits, federal funds sold, and securities purchased under agreements to resell	$30,363	$29,715	2%
Investment debt securities	34,244	29,560	16%
Advances	61,145	55,847	9%
MPF Loans held in portfolio, net of allowance for credit losses	14,731	13,320	11%
Other	719	670	7%
Assets	$141,202	$129,112	9%

Consolidated obligation discount notes	$53,179	$36,739	45%
Consolidated obligation bonds	76,295	81,859	(7)%
Other	2,273	1,894	20%
Liabilities	131,747	120,492	9%
Capital stock	3,573	3,267	9%
Retained earnings	5,664	5,311	7%
Accumulated other comprehensive income (loss)	218	42	419%
Capital	9,455	8,620	10%
Total liabilities and capital	$141,202	$129,112	9%

Member standby letters of credit - off-balance sheet	$12,874	$12,908	—%

Condensed Statements of Income
(Dollars in millions)
(Preliminary and Unaudited)
	For the years ended December 31,
	2025	2024	Change	2023	Change
Interest income	$6,293	$6,925	(9)%	$7,306	(5)%
Interest expense	(5,339)	(5,965)	(10)%	(6,336)	(6)%
Net interest income	954	960	(1)%	970	(1)%
Reversal of (provision for) credit losses	(2)	(2)	—%	(1)	100%
Net interest income after reversal of (provision for) credit losses	952	958	(1)%	969	(1)%
Noninterest income (loss)	105	89	18%	52	71%
Noninterest expense	(330)	(357)	(8)%	(286)	25%
Income before assessments	727	690	5%	735	(6)%
Affordable Housing Program assessment	(73)	(70)	4%	(75)	(7)%
Net income	$654	$620	5%	$660	(6)%

Average interest-earning assets	$136,230	$127,332	7%	$138,626	(8)%
Net interest income yield on average interest-earning assets	0.70%	0.75%	(0.05)%	0.70%	0.05%

EXHIBIT 99.1

About the Federal Home Loan Bank of Chicago
FHLBank Chicago is a regional bank in the Federal Home Loan Bank System. FHLBanks are government-sponsored enterprises created by Congress to ensure access to low-cost funding for their member financial institutions, with a focus on providing solutions that support the housing and community development needs of members’ customers. FHLBank Chicago is a self-capitalizing cooperative, owned by its Illinois and Wisconsin members, including commercial banks, credit unions, insurance companies, savings institutions and community development financial institutions. To learn more about FHLBank Chicago, please visit fhlbc.com.

“Mortgage Partnership Finance” and “MPF” are registered trademarks of the Federal Home Loan Bank of Chicago.

Forward-Looking Information: This announcement uses forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than statements of historical fact, including statements with respect to beliefs, plans, objectives, projections, estimates, or predictions. These statements are based on FHLBank Chicago’s expectations as of the date hereof. The words “believe”, “estimate”, “expect”, “preliminary”, “continue”, “remain”, “commit”, and similar statements and their plural and negative forms are used to identify some, but not all, of such forward-looking statements. For example, statements about future dividends and expectations for financial commitments are forward-looking statements. FHLBank Chicago cautions that, by their nature, forward-looking statements involve risks and uncertainties, including, but not limited to: legislative and regulatory developments that affect FHLBank Chicago, its members, or counterparties; instability in the credit and debt markets; economic conditions (including banking industry developments and liquidity in the financial system); prolonged inflation or recession; maintaining compliance with regulatory and statutory requirements (including relating to dividend payments and retained earnings); any decrease in levels of business which may negatively impact results of operations or financial condition; the reliability of projections, assumptions, and models on future financial performance and condition; political, national and world events; changes in demand for advances or consolidated obligations; membership changes; changes in mortgage interest rates and prepayment speeds on mortgage assets; FHLBank Chicago’s ability to execute its business model and pay future dividends (including enhanced dividends on activity stock);FHLBank Chicago’s ability to protect the security of information systems and manage any failures, interruptions, or breaches in its technology, controls or operating processes; and the risk factors set forth in FHLBank Chicago’s periodic filings with the Securities and Exchange Commission (SEC), which are available through the SEC’s reporting website. FHLBank Chicago assumes no obligation to update any forward-looking statements made herein. In addition, the FHLBank Chicago reserves the right to change its business plan or plans for any programs for any reason, including but not limited to, legislative or regulatory changes, changes in membership or member usage of programs, or changes at the discretion of the board of directors. Accordingly, FHLBank Chicago cautions that actual results could differ materially from those expressed or implied in these forward-looking statements or could impact the extent to which a particular plan, objective, projection, estimate or prediction is realized. New factors may emerge, and it is not possible to predict the nature of each new factor or assess its potential impact. Given these uncertainties, undue reliance should not be placed on forward-looking statements.

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